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                       Dairy Mart Convenience Stores, Inc.
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                (Name of Registrant as Specified in Its Charter)

                 Committee of Concerned Dairy Mart Shareholders
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                         THE COMMITTEE OF CONCERNED
                          DAIRY MART SHAREHOLDERS
                          -----------------------

-----------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


MAY 15, 2000


            DAIRY MART MANAGEMENT NOW DESPERATE SAYS FORMER CEO

  LATEST PLAN TO SELL THE COMPANY SHOWS THAT CURRENT TEAM HAS LOST SUPPORT OF
                                 SHAREHOLDERS.



(Windsor, CT) Responding to Dairy Mart's recent announcement that it will pursue the sale of the company, less than a week after it said that it would vigorously oppose such a plan, former company CEO Frank Colaccino referred to the announcement as "the last desperate act of a failed management team who will say anything to maintain their privileged position of power."

"I've talked to many shareholders," said Colaccino, "and to me this an admission by current management that they have lost the support of shareholders. Less than a week ago, they said they would vigorously oppose the sale of the company - what changed?"

"Shareholders must ask themselves - is a desperate management team with a history of rewarding themselves at the expense of shareholders capable of managing our one last opportunity to realize value from this investment," added Colaccino.

In a letter dated May 15th (attached to this release), Colaccino renewed his call for shareholders to replace the current board of directors at a court-ordered meeting scheduled for May 25th. Colaccino heads the Committee of Concerned Dairy Mart Shareholders, who own more than five percent of the company and who announced a proxy contest on April 19th.

The latest Dairy Mart action comes less than a week after Colaccino reminded the incumbent board that "they have a fiduciary duty to act in the best interests of the company and its stockholders" and that they "should take no action which would be outside of the ordinary course of business until after the proxy contest or which would otherwise jeopardize the interests of the stockholders."

                                 -- MORE --



 360 Bloomfield Avenue . Suite #208 . Windsor, CT 06095 . phone: 860-688-3667 .
                               fax: 860-688-2343

"Shareholders can prevent current management from 'looting the palace at the end of their reign' by voting them out on May 25th before they can do any more damage to the value of Dairy Mart," said Colaccino.



Contacts:       Frank Colaccino
                Committee of Concerned Dairy Mart Shareholders
                (860) 688-3667 x-11

                Gene Sheehan
                Sullivan & LeShane Public Relations, Inc.
                (860) 560-0001

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